As filed with the Securities and Exchange Commission on November 6, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMC CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation or organization)

04-2680009

(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, Massachusetts 01748

(Address of Principal Executive Offices)

FastScale Technology, Inc. 2006 Stock Incentive Plan

Kazeon Systems, Inc. 2003 Stock Plan (as amended)

Kazeon Systems, Inc. 2008 Equity Incentive Plan (as amended)

(Full title of the plan(s))

Paul T. Dacier, Esq.

Executive Vice President and General Counsel

EMC Corporation

176 South Street

Hopkinton, Massachusetts 01748

(Name and Address of Agent for Service)

(508) 435-1000

(Telephone number, including area code for agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.01 par value per share	1,100	$16.36	$17,996.00	$1.00

(1)	This Registration Statement covers 1,100 shares of Common Stock that may be issued pursuant to awards assumed by the Registrant granted under the FastScale Technology, Inc. 2006 Stock Incentive Plan, the Kazeon Systems, Inc. 2003 Stock Plan (as amended) and the Kazeon Systems, Inc. 2008 Equity Incentive Plan (as amended). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock in respect of the securities identified above that become issuable by reason of any stock dividend, stock split, capitalization or other similar transaction.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on November 3, 2009.

EXPLANATORY NOTE

The Registrant filed a Registration Statement on Form S-8, with the Securities and Exchange Commission on September 23, 2009 (File No. 333-162075) (the “Original Registration Statement”), which registered a total of 333,500 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”) which may be issued pursuant to awards assumed by the Registrant granted under the FastScale Technology, Inc. 2006 Stock Incentive Plan, the Kazeon Systems, Inc. 2003 Stock Plan (as amended) and the Kazeon Systems, Inc. 2008 Equity Incentive Plan (as amended) (collectively, the “Plans”). The purpose of this Registration Statement is to register an additional 1,100 shares of Common Stock which may be issued pursuant to the Plans. The contents of the Original Registration Statement are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

The legality of the shares of Common Stock being registered pursuant to this Registration Statement will be passed upon for the Registrant by Paul T. Dacier, Executive Vice President and General Counsel of the Registrant. Mr. Dacier holds options to purchase Common Stock, owns shares of Common Stock and is eligible to participate in the Registrant’s equity plans.

Item 8.	Exhibits.

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

5.1	Opinion of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopkinton, Commonwealth of Massachusetts, on November 6, 2009.

EMC CORPORATION

By:	/S/ PAUL T. DACIER
Paul T. Dacier
Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of November 6, 2009.

Signatures	Title

/S/ *JOSEPH M. TUCCI	Chairman, President and Chief Executive Officer (Principal Executive Officer)
Joseph M. Tucci

/S/ *DAVID I. GOULDEN	Executive Vice President and Chief Financial Officer
David I. Goulden	(Principal Financial Officer)

/S/ *MARK A. LINK	Senior Vice President and Chief Accounting Officer
Mark A. Link	(Principal Accounting Officer)

/S/ *MICHAEL W. BROWN	Director
Michael W. Brown

/S/ *RANDOLPH L. COWEN	Director
Randolph L. Cowen

/S/ *MICHAEL J. CRONIN	Director
Michael J. Cronin

/S/ *GAIL DEEGAN	Director
Gail Deegan

/S/ *JOHN R. EGAN	Director
John R. Egan

[SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8]

/S/ *W. PAUL FITZGERALD	Director
W. Paul Fitzgerald

/S/ *EDMUND F. KELLY	Director
Edmund F. Kelly

/S/ *WINDLE B. PRIEM	Director
Windle B. Priem

/S/ *PAUL SAGAN	Director
Paul Sagan

/S/ *DAVID STROHM	Director
David Strohm

*By:	/S/ PAUL T. DACIER
Paul T. Dacier, as attorney-in-fact for each of the persons indicated pursuant to Power of Attorney filed with the Original Registration Statement

[SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8]

EXHIBIT INDEX

5.1	Opinion of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).